                                                                    EXHIBIT 16.1


                    [PricewaterhouseCoopers LLP Letterhead]


  March 21, 2001

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by Pinnacle Holdings Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 14, 2001. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,

  /s/ PricewaterhouseCoopers LLP
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  PricewaterhouseCoopers LLP